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               Consent of Independent Certified Public Accountants

     We have issued our report dated July 13, 2001 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 203 as of May 31, 2001, and for the period then ended, contained in this Post-Effective Amendment No. 8 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".


                                                              Grant Thornton LLP




Chicago, Illinois
September 24, 2001